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                                  EXHIBIT 21

                             OWENS-ILLINOIS, INC.

                        SUBSIDIARIES OF THE REGISTRANTS


 The Registrants had the following subsidiaries at December 31, 1995 (subsid-iaries are indented following their respective parent companies):


                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------

OI Health Care Holding Corp.                               Delaware
OI General Finance Inc.                                    Delaware
OI Closure FTS Inc.                                        Delaware
   Specialty Packaging Licensing Company Limited           Delaware
   Owens-Illinois Closure Inc.                             Delaware
      Product Design & Engineering, Inc.                   Minnesota
      Specialty Packaging Products de Mexico, S.A.
         de C.V.                                           Mexico
OI Plastic Products FTS Inc.                               Delaware
   Owens-Illinois Prescription Products Inc.               Delaware
      OI Medical Inc.                                      Delaware
         Owens-BriGam Medical Company                      Delaware
   Owens-Brockway Plastic Products Inc.                    Delaware
      Owens-Illinois Labels Inc.                           Delaware
      Owens-Illinois Specialty Products Puerto Rico, Inc.  Delaware
      OI Regioplast STS Inc.                               Delaware
         Regioplast S.A. de C.V.                           Mexico
OI General FTS Inc.                                        Delaware
   OI Castalia STS Inc.                                    Delaware
   OI Levis Park STS Inc.                                  Delaware
   OI AID STS Inc.                                         Delaware
   OI UMI STS Inc.                                         Delaware
      Universal Materials, Inc.                            Ohio
   OI MVCURC STS Inc.                                      Delaware
      Maumee Valley Community Urban
         Redevelopment Corporation                         Ohio
   Owens-Illinois General Inc.                             Delaware
      Owens Insurance, Ltd.                                Bermuda
      OI Holding Company, Inc.                             Ohio
      Owens-Illinois Foreign Sales Corp.                   Virgin Islands
      Harbor Capital Advisors, Inc.                        Delaware
         HCA Securities, Inc.                              Delaware
         Harbor Transfer, Inc.                             Delaware





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Subsidiaries of the Registrants (continued)

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
Owens-Brockway Packaging, Inc.                             Delaware
   OI Ione STS Inc.                                        Delaware
   Owens-Brockway Glass Container Inc.                     Delaware
      Brockway Realty Inc.                                 Pennsylvania
      Brockway Research Inc.                               Delaware
      Seagate, Inc.                                        Ohio
      OIB Produvisa Inc.                                   Delaware
      OI Consol STS Inc.                                   Delaware
      OI Puerto Rico STS Inc.                              Delaware
         Owens-Illinois de Puerto Rico                     Ohio
      OI Venezuela STS Inc.                                Delaware
         Owens Brockway Venezuelan Holding                 Venezuela
            Centro Vidriero de Venezuela, C.A.             Venezuela
            Manufacturera de Vidrios Planos, C.A.          Venezuela
            Owens-Illinois de Venezuela, C.A.              Venezuela
               Fabrica de Vidrio Los Andes, C.A.           Venezuela
               Owens-Illinois Ventas, S.A.                 Venezuela
      OI Peldar STS Inc.                                   Delaware
         Cristaleria Peldar, S.A.                          Colombia
      OI Ecuador STS Inc.                                  Delaware
         Cristaleria del Ecuador, S.A.                     Ecuador
      OI Peru STS Inc.                                     Delaware
         Vidrios Industriales S.A.                         Peru
      Bolivian Investments, Inc.                           Delaware
         Fabrica Boliviana de Vidrios S.A.                 Bolivia
      OI Brazil Inc.                                       Delaware
         Owens-Illinois International B. V.                Netherlands
            Sao Raimundo Administracao, Participacoes
                  e Representacoes, Limitada               Brazil
               Companhia Industrial Sao Paulo e Rio        Brazil
            OI Finnish Holdings Oy                         Finland
               Ryttylan Muovi Oy                           Finland
               Karhulan Lasi Oy                            Finland
               A/S Jarvakandi Klaas                        Estonia
      OI Machineworks Inc.                                 Delaware
         O-I Europe (Machinery and Distribution) Limited   United Kingdom
      OI Overseas Management Company Limited               Delaware
         United Glass Group Ltd.                           United Kingdom
            United Glass, Limited                          United Kingdom
      OI Poland Inc.                                       Delaware
         Huta Szkla Jaroslaw S.A.                          Poland
      OI Hungary Inc.                                      Delaware
         Oroshaza Glass Manufacturing and Trading Kft.     Hungary
      OI India Inc.                                        Delaware
         Owens-BILT Limited                                India


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